Exhibit 3.2




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OMEGA ORTHODONTICS, INC.

                    ----------------------------------------

                    Adopted in Accordance with the Provisions
                  of Section 242 of the General Corporation Law
                            of the State of Delaware

                   ------------------------------------------

      Omega Orthodontics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. The name of the Corporation is Omega Orthodontics, Inc., which is also the name under which the Corporation was originally incorporated.

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 30, 1996.

      3. The Certificate of Incorporation of the Corporation is hereby amended as follows:

      By striking out the whole of Articles FOURTH and SIXTH as they now exist and inserting in lieu and instead new Articles FOURTH and SIXTH, and by adding new Articles EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH, to read respectively as follows:

      "FOURTH: A description of each class of capital stock of the Corporation and the voting rights, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof is as follows:

PART A. CAPITAL STOCK.

      The Corporation shall have two classes of capital stock ("Capital Stock"):
Common


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Stock,  $.01 par value ("Common  Stock");  and Preferred  Stock,  $.01 par value
("Preferred Stock"). The total authorized number of shares of each class of Capital Stock is 9,500,000 shares of Common Stock and 500,000 shares of Preferred Stock. Unless specifically otherwise provided in this Article FOURTH, all shares of Capital Stock shall be identical and shall entitle the holders thereof to the same powers, rights and privileges.

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

PART B. COMMON STOCK

      The total authorized number of shares of Common Stock is 9,500,000.

      Paragraph 1. Dividends.

      Whenever there shall have been declared and paid, or set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends or to any sinking fund, retirement fund or other retirement payments, the full amount of such dividends and sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

      Paragraph 2. Liquidation Rights.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been declared and paid, or set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock in any such event, the full preferential amounts (including accrued but unpaid dividends) to which they are respectively entitled, the holders of the Common Stock and of any class of stock entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, including liabilities of the Corporation to holders of the Preferred Stock, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

      Each share of the Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Common Stock of the Corporation.

      Paragraph 3. Voting Rights.

      The holders of shares of Common Stock shall be entitled to one vote per share on all matters to be voted on by stockholders.

PART C. PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation is hereby authorized, within and subject to the limitations and restrictions stated in this Certificate of
Incorporation, to establish and designate, from time to time, the different series of Preferred Stock and the variations in the relative rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock as provided in the next succeeding paragraph; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. The shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The board of directors is authorized to establish, from time to time, one or more series of Preferred Stock and, to the extent now or hereafter permitted by the General Corporation Law of the State of Delaware, to fix and determine such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, or restrictions thereof, including, but not limited to:

            (a) the number of shares to constitute such series and the distinctive designation of such series;

            (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividends;

            (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

            (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

            (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

            (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

            (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

            (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the General Corporation Law of the State of Delaware.

      SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit or eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If there is any amendment or revocation of this provision, the liability of any director for any action taken prior to the amendment or revocation will not be affected thereby. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

        EIGHTH: The Corporation is to have perpetual existence.

      NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

      TENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

      TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      THIRTEENTH:  The  Corporation  may, to the  fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as now or hereafter in effect, indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment or repeal of this provisions shall preclude the Corporation from providing indemnity to any person on account of any acts or omissions occurring prior to such amendment or repeal.

      4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner prescribed by Section 242 of the General Corporation Law of the State of Delaware. Written consent to the adoption of such amendment to the Certificate of Incorporation has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of said amendment has been given to those stockholders who have not consented in writing as provided in said Section 228.

      IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer and the Secretary of Omega Orthodontics, Inc. have signed and acknowledged this Certificate of Amendment as of this 31st day of January, 1997.





                                            /s/  Robert J. Schulhof
                                            --------------------------------
                                            Robert J. Schulhof, President and
                                            Chief Executive Officer



ATTEST:


/s/  C. Joel Glovsky
--------------------------------
C. Joel Glovsky, Secretary


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